Exhibit 23




              Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the A.T.
Cross Company Restricted Stock Plan of our report dated
January 30, 1995, with respect to the consolidated financial statements of A.T. Cross Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                              ERNST & YOUNG LLP

Providence, Rhode Island
November 29, 1995